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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report April 21, 2000

                              PINNACLE MICRO, INC.
             (Exact name of Registrant as specified in its charter)



       Delaware                       0-21892                   33-0238563

(State or other jurisdiction   (Commission File No.)         (I.R.S. Employer
      of incorporation)                                   Identification Number)

                         30191 A AVENIDA DE LAS BANDERAS
                     RANCHO SANTA MARGARITA CALIFORNIA 92688
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 789-3000
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Item 3.  Bankruptcy or Receivership

On April 20, 2000, the Company, filed in the United States Bankruptcy Court for the Central District of California, Santa Ana Division, a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code, case number SA00-13261-LR.

As a result of the Chapter 11 filing, the Registrant is managing its business as a debtor-in-possession subject to Bankruptcy Court approval for certain actions of the Registrant. The Registrant's daily operations will continue in accordance with its customary practices. During the Registrant's reorganization, the Registrant intends to develop a comprehensive business plan to revitalize its business.

SIGNATURES PINNACLE MICRO, INC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2000

By: /S/ WILLIAM F. BLUM

William F. Blum Director, Chairman, President, Chief Executive Officer and Chief Financial Officer and Chief Accounting Officer (Duly Authorized Officer)